                                                                     Exhibit 4.1


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                                 B&G FOODS, INC.









                              SERIES A AND SERIES B

                    9-5/8% SENIOR SUBORDINATED NOTES DUE 2007








                                    INDENTURE



                           Dated as of August 11, 1997







                              THE BANK OF NEW YORK


                                     Trustee

================================================================================

                             CROSS-REFERENCE TABLE*


Trust Indenture
  Act Section                                                   ndenture Section

310  (a)(1)........................................................         7.10
     (a)(2)........................................................         7.10
     (a)(3) .......................................................         N.A.
     (a)(4)........................................................         N.A.
     (a)(5)........................................................         7.10
     (b) ..........................................................         7.10
     (c) ..........................................................         N.A.
311  (a) ..........................................................         7.11
     (b) ..........................................................         7.11
     (c) ..........................................................         N.A.
312  (a)...........................................................         2.05
     (b)...........................................................        12.03
     (c) ..........................................................        12.03
313  (a) ..........................................................         7.06
     (b)(2) .......................................................         7.07
     (c) ..........................................................  7.06, 12.02
     (d)...........................................................         7.06
314  (a) ..........................................................  4.03, 12.02
     (c)(1) .......................................................        12.04
     (c)(2) .......................................................        12.04
     (c)(3) .......................................................         N.A.
     (e)  .........................................................        12.05
     (f)...........................................................         N.A.
315  (a)............................................................        7.01
     (b)...........................................................  7.05, 12.02
     (c)  .........................................................         7.01
     (d)...........................................................         7.01
     (e)...........................................................         6.11
316  (a)(last sentence) ..........................................          2.09
     (a)(1)(A)....................................................          6.05
     (a)(1)(B) ...................................................          6.04
     (a)(2) .......................................................         N.A.
     (b) ..........................................................         6.07
     (c) ..........................................................         2.12
317  (a)(1) ......................................................          6.08
     (a)(2)........................................................         6.09
     (b) ..........................................................         2.04
318  (a)............................................................       12.01
     (b)...........................................................         N.A.
     (c)...........................................................        12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions...............................................      1
Section 1.02.  Other Definitions.........................................     15
Section 1.03.  Incorporation by Reference of Trust Indenture Act.........     15
Section 1.04.  Rules of Construction.....................................     16


                                    ARTICLE 2
                                    THE NOTES

Section 2.01.  Form and Dating...........................................     16
Section 2.02.  Execution and Authentication..............................     17
Section 2.03.  Registrar and Paying Agent................................     18
Section 2.04.  Paying Agent to Hold Money in Trust.......................     18
Section 2.05.  Holder Lists..............................................     19
Section 2.06.  Transfer and Exchange.....................................     19
Section 2.07.  Replacement Notes.........................................     30
Section 2.08.  Outstanding Notes.........................................     30
Section 2.09.  Treasury Notes............................................     31
Section 2.10.  Temporary Notes...........................................     31
Section 2.11.  Cancellation..............................................     31
Section 2.12.  Defaulted Interest........................................     31


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee........................................     32
Section 3.02.  Selection of Notes to Be Redeemed.........................     32
Section 3.03.  Notice of Redemption......................................     32
Section 3.04.  Effect of Notice of Redemption............................     33
Section 3.05.  Deposit of Redemption Price...............................     33
Section 3.06.  Notes Redeemed in Part....................................     33
Section 3.07.  Optional Redemption.......................................     34
Section 3.08.  Mandatory Redemption......................................     34
Section 3.09.  Offer to Purchase by Application of Excess Proceeds.......     34


                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Notes..........................................     36
Section 4.02.  Maintenance of Office or Agency...........................     36
Section 4.03.  Reports...................................................     37

Section 4.04.  Compliance Certificate....................................     38
Section 4.05.  Taxes.....................................................     38
Section 4.06.  Stay, Extension and Usury Laws............................     38
Section 4.07.  Restricted Payments.......................................     38
Section 4.08.  Dividend and Other Payment Restrictions Affecting
               Subsidiaries..............................................     40
Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred
               Stock.....................................................     41
Section 4.10.  Asset Sales...............................................     43
Section 4.11.  Transactions with Affiliates..............................     44
Section 4.12.  Liens.....................................................     45
Section 4.13.  Business Activities.......................................     45
Section 4.14.  Corporate Existence.......................................     45
Section 4.15.  Offer to Repurchase Upon Change of Control................     45
Section 4.16.  No Senior Subordinated Debt...............................     46
Section 4.17.  Sale and leaseback Transactions...........................     47
Section 4.18.  Limitation on Issuances and Sales of Capital Stock of
               Wholly Owned Subsidiaries.................................     47
Section 4.19.  Additional Subsidiary Guarantees..........................     47
Section 4.20.  Payments for Consent......................................     47


                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets..................     48
Section 5.02.  Successor Corporation Substituted.........................     48


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.........................................     49
Section 6.02.  Acceleration..............................................     50
Section 6.03.  Other Remedies............................................     51
Section 6.04.  Waiver of Past Defaults...................................     51
Section 6.05.  Control by Majority.......................................     52
Section 6.06.  Limitation on Suits.......................................     52
Section 6.07.  Rights of Holders of Notes to Receive Payment.............     52
Section 6.08.  Collection Suit by Trustee................................     52
Section 6.09.  Trustee May File Proofs of Claim..........................     53
Section 6.10.  Priorities................................................     53
Section 6.11.  Undertaking for Costs.....................................     53


                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.........................................     54
Section 7.02.  Rights of Trustee.........................................     55
Section 7.03.  Individual Rights of Trustee..............................     55

Section 7.04.  Trustee's Disclaimer......................................     55
Section 7.05.  Notice of Defaults........................................     56
Section 7.06.  Reports by Trustee to Holders of the Notes................     56
Section 7.07.  Compensation and Indemnity................................     56
Section 7.08.  Replacement of Trustee....................................     57
Section 7.09.  Successor Trustee by Merger, etc..........................     58
Section 7.10.  Eligibility; Disqualification.............................     58
Section 7.11.  Preferential Collection of Claims Against Company.........     58


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
               Defeasance................................................     58
Section 8.02.  Legal Defeasance and Discharge............................     58
Section 8.03.  Covenant Defeasance.......................................     59
Section 8.04.  Conditions to Legal or Covenant Defeasance................     59
Section 8.05.  Deposited Money and Government Securities to be
               Held in Trust; Other Miscellaneous Provisions.............     60
Section 8.06.  Repayment to Company......................................     61
Section 8.07.  Reinstatement.............................................     61


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.......................     62
Section 9.02.  With Consent of Holders of Notes..........................     62
Section 9.03.  Compliance with Trust Indenture Act.......................     63
Section 9.04.  Revocation and Effect of Consents.........................     64
Section 9.05.  Notation on or Exchange of Notes..........................     64
Section 9.06.  Trustee to Sign Amendments, etc...........................     64


                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01. Agreement to Subordinate..................................     64
Section 10.02. Certain Definitions.......................................     64
Section 10.03. Liquidation; Dissolution; Bankruptcy......................     65
Section 10.04. Default on Designated Senior Debt.........................     66
Section 10.05. Acceleration of Notes.....................................     66
Section 10.06. When Distribution Must Be Paid Over.......................     66
Section 10.07. Notice by Company.........................................     67
Section 10.08. Subrogation...............................................     67
Section 10.09. Relative Rights...........................................     67
Section 10.10. Subordination May Not Be Impaired by Company..............     68
Section 10.11. Distribution or Notice to Representative..................     68
Section 10.12. Rights of Trustee and Paying Agent........................     68
Section 10.13. Authorization to Effect Subordination.....................     68

Section 10.14. Amendments................................................     69
Section 10.15. Continued Effectiveness...................................     69
Section 10.16. No Contest; No Security...................................     69
Section 10.17. Cumulative Rights; No Waivers.............................     69
Section 10.18. Trustee...................................................     69


                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantee......................................     70
Section 11.02. Execution and Delivery of Subsidiary Guarantee............     71
Section 11.03. Guarantors May Consolidate, etc., on Certain Terms........     71
Section 11.04. Releases Following Sale of Assets.........................     72
Section 11.05. Limitation on Guarantor Liability.........................     72
Section 11.06. Trustee to Include Paying Agent...........................     72
Section 11.07. Subordination of Subsidiary Guarantee.....................     73


                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls..............................     73
Section 12.02. Notices...................................................     73
Section 12.03. Communication by Holders of Notes with Other
               Holders of Notes..........................................     74
Section 12.04. Certificate and Opinion as to Conditions Precedent........     75
Section 12.05. Statements Required in Certificate or Opinion.............     75
Section 12.06. Rules by Trustee and Agents...............................     75
Section 12.07. No Personal Liability of Directors, Officers,
               Employees and Stockholders................................     75
Section 12.08. Governing Law.............................................     76
Section 12.09. No Adverse Interpretation of Other Agreements.............     76
Section 12.10. Successors................................................     76
Section 12.11. Severability..............................................     76
Section 12.12. Counterpart Originals.....................................     76
Section 12.13. Table of Contents, Headings, etc..........................     76

                                    EXHIBITS

         Exhibit A          FORM OF NOTE
         Exhibit B          FORM OF CERTIFICATE OF TRANSFER
         Exhibit C          FORM OF CERTIFICATE OF EXCHANGE
         Exhibit D          FORM OF CERTIFICATE OF ACQUIRING
                            INSTITUTIONAL ACCREDITED INVESTOR
         Exhibit E          FORM OF SUBSIDIARY GUARANTEE
         Exhibit F          FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of August 11, 1997 between B&G Foods, Inc., a Delaware corporation (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, BRH Holdings, Inc. a Delaware corporation, Bloch & Guggenheimer, Inc., a Delaware corporation, Roseland
Distribution Company, Burns & Ricker, Inc., a Delaware corporation, Roseland Manufacturing, Inc., a Delaware corporation and RWBV Brands Company, a Delaware Corporation (collectively, the "Guarantors") and The Bank of New York as trustee (the "Trustee").

     The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9-5/8% Series A Subordinated Notes due 2007 (the Series A Notes") and the 9-5/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "144A Global Note" means the global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that, the amount of Acquired Debt only at the time so acquired shall include the accreted value together with any interest thereon that is more than 30 days past due.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of the redemption price of such Note at August 1, 2002 (such redemption price being set forth in Section 3.07 hereof) plus all required interest payments due on such Note through August 1, 2002, such present value computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the Sections 4.15 and 5.01 hereof and not by the provisions of Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company that is a Guarantor or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company that is a Guarantor, (ii) an issuance or sale of Equity Interests by a Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company that is a Guarantor, (iii) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of business of the Company and its Subsidiaries and that is disposed of in the ordinary course of business; provided, however, that such dispositions do not exceed $500,000 per annum, (iv) a Restricted Payment that is permitted by
Section 4.07 hereof and (v) a disposition of inventory or Cash Equivalents in the ordinary course of business shall not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "BRS" means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more that six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than one year from the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, and (vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) (other than persons who are, or groups of persons who are, made up entirely of Principals or their Related Parties) other than in the ordinary course of business; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) prior to the first public offering of Voting Stock of the Company, the consummation of any transaction the result of which is that the Principals or the Related Parties cease to be the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of the Company (measured by voting power rather than number of shares), whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Principal or Related Party or otherwise (for purposes of this clause (iii) and (iv) below, the Principals and Related Parties shall be deemed to have "beneficial ownership" of the Voting Stock of a Person (the "specified corporation") held by any other Person (the "parent corporation") so long as the Principals or Related Parties beneficially own (as so defined) directly or indirectly, a majority of the voting power of the Voting Stock of the parent corporation); (iv) following the first Public Equity Offering of Voting Stock of the Company, the consummation of any transaction the result of which is that any "person" (as such term is defined in Sections 13(d) and 14(d) of the Exchange
Act), other than one or more Principals or Related Parties becomes the "beneficial owner" (as such term is defined in clause (iii) above, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or is exercisable only after the passage of time or upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Principals and Related Parties beneficially own (as defined in clause (iii) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (iv), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (iii) above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Principals and the Related Parties "beneficially own" (as defined in clause (iii) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of such parent corporation than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of such parent corporation); (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (vi) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such conversion or exchange).

     "Company" means B&G Foods, Inc. and any and all successors thereto.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Fixed Charges, to the extent that any such Fixed Charge was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 11, 1997, among the Company, Heller Financial, Inc. and the lenders from time to time party thereto (the "Heller Agreement"), as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time thereafter, including any appendices, exhibits or schedules to any of the foregoing, as the same may be in effect from time to time, in each case, as such agreements may be amended, modified, supplemented, renewed, refunded, replaced, refinanced, extended or restated from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facility with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange  Notes" means the Notes issued in the Exchange  Offer pursuant to
Section 2.06(f).

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Indebtedness" means up to $1.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the date hereof until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount (other than issuance costs and discounts incurred on the date hereof), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered.

     "Holdings" means B&G Foods Holdings Corp.

     "IAI Global Note" means the global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, and any liability, whether or not contingent, whether or not it appears on the balance sheet of such Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings, the Company or any of their respective Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings or the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of Holdings or the Company, Holdings, the Company, or such Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.09 hereof.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated  Damages" means all  liquidated  damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss),  together  with any  related  provision  for  taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-U.S. Person" means a person who is not a U.S. Person.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings, the Company or their Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Offering" means the Offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Permitted Business" means the lines of business conducted by the Company on the date hereof and businesses reasonably related thereto.

           "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings; (f) other Investments by the Company or any of its Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $4.0 million; (g) intercompany loans to the extent permitted by the Section 4.09 hereof and (h) loans by the Company in an aggregate principal amount not exceeding $1.0 million to employees of the Company or its Subsidiaries to finance the sale of Holdings Capital Stock by Holdings to such employees; provided that the net cash proceeds from such sales respecting such loaned amounts will not be included in the calculation described in clause (c) of the second paragraph of Section 4.07 hereof.

     "Permitted Liens" means (i) Liens on assets of the Company or any of the Guarantors to secure Senior Debt permitted hereby to be incurred; (ii) Liens on the assets of the Company or any of the Guarantors to secure Hedging Obligations with respect to Indebtedness under any Credit Facility permitted hereby to be incurred; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired; (v) Liens existing on the date hereof; (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (provided that such Liens may extend to after-acquired property, including any assets or Capital Stock of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than permitted under clauses
(i) and (xii) of Section 4.09 hereof in the case of Senior Debt under any Credit Facility, or, in the case of other Indebtedness, the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien, (vii) Liens in favor of the Company or any Wholly Owned Subsidiary that is a Guarantor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the Section 4.09 hereof covering only the assets acquired with such Indebtedness; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of Holdings, the Company or any of their respective Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits, in an aggregate not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers; (xviii) Liens for purchase money obligations (including refinancings thereof permitted under provided that (a) the Indebtedness secured by any such Lien is permitted under Section 4.09 hereof and (b) any such Lien encumbers only the asset so purchased; (xix) any attachment or judgment Lien not constituting an Event of Default under clause
(i) of the first paragraph of Section 4.09 hereof; (xx) any interest or title of a lessor or sublessor under any operating lease; and (xxi) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the amount permitted by clause (i) of the second paragraph of Section 4.09, plus accrued and unpaid interest thereon in the case of the Credit Agreement, or the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any other Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principals" means BRS, any equity owner of Holdings on the date hereof, and the members of management of the Company or Holdings or any of their respective Subsidiaries as of the date hereof.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Proceeding" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person (including, without limitation, any such proceeding under the Bankruptcy Law).

     "Public Equity Offering" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company or Holdings, pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 11, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means, with respect to any Principal, (A) any spouse or immediate family member (in the case of an individual) of such Principal or (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or Persons beneficially holding a 662/3% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Representative" means the agent under the Credit Agreement or its successor thereunder or any similar agent for any Designated Senior Debt.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the Credit Agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (i) and related to such Person (or any combination thereof).

     "Subsidiary Guarantee" means the Guarantee of the Notes by each of the Guarantors pursuant to Article 11 hereof and in the form of Guarantee endorsed on the form of Note attached as Exhibit A hereto and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section
4.19 hereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such redemption date to August 1, 2002; provided, however, that if the period from such redemption date to August 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" means a Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company or Holdings.

SECTION 1.02. OTHER DEFINITIONS.

                                                                      Defined in
        Term                                                            Section

   "Affiliate Transaction"........................................        4.11
   "Asset Sale"...................................................        4.10
   "Asset Sale Offer".............................................        3.09
   "Bankruptcy Law"...............................................        4.01
   "Change of Control Offer"......................................        4.15
   "Change of Control Payment"....................................        4.15
   "Change of Control Payment Date"...............................        4.15
   "Covenant Defeasance"..........................................        8.03
   "Custodian"....................................................        4.13
   "Designated Senior Debt".......................................       10.02
   "Event of Default".............................................        6.01
   "Excess Proceeds"..............................................        4.10
   "incur"........................................................        4.09
   "Legal Defeasance" ............................................        8.02
   "Offer Amount".................................................        3.09
   "Offer Period".................................................        3.09
   "Paying Agent".................................................        2.03
   "Payment Default"..............................................        6.01
   "Permitted Debt"...............................................        4.09
   "Permitted Junior Securities"..................................       10.02
   "Purchase Date"................................................        3.09
   "Registrar"....................................................        2.03
   "Restricted Payments"..........................................        4.07
   "Senior Debt"..................................................       10.02


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES


SECTION 2.01. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion Counsel required by item
          (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

               (A)  such  exchange  or  transfer  is  effected  pursuant  to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B)  any  such  transfer  is  effected   pursuant  to  the  Shelf
          Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any  such   transfer   is   effected   by  a   Participating
          Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial   interests  in  an  Unrestricted  Global  Note  cannot  be
     exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B)  any  such  transfer  is  effected   pursuant  to  the  Shelf
          Registration Statement in accordance with the Registration Rights Agreement;

               (C)  any  such   transfer   is   effected   by  a   Participating
          Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

               (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
          Note issued in exchange  for a  beneficial  interest  pursuant to this
          Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

          (d)  Transfer  and  Exchange  of  Definitive   Notes  for   Beneficial
     Interests.

               (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if  such  Definitive  Note  is  being  transferred  to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such  Definitive  Note  is  being  transferred  to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such  Definitive  Note is  being  transferred  to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause
          (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

               (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C)  any  such  transfer  is  effected  by  a  Participating
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Definitive  Notes proposes to
                    exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                         (2) if the Holder of such Definitive  Notes proposes to
                    transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                         (3) in each such  case set  forth in this  subparagraph
                    (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

               (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the  transfer  will be made  pursuant  to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                    (C) if the  transfer  will be  made  pursuant  to any  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C)  any  such  transfer  is  effected  by  a  Participating
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted  Definitive  Notes
                    proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                    (1)(b) thereof;

                         (2) if the Holder of such Restricted  Definitive  Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                         (3) in each such  case set  forth in this  subparagraph
                    (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                    (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (A) an authentication order in accordance with Section
     2.02 and (B) an Opinion of Counsel opining as to the enforceability of the Series B Notes and the guarantees thereof, the Trustee shall authenticate
     (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as  permitted  by  subparagraph  (b) below,  each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE  NOTE  (OR  ITS  PREDECESSOR)   EVIDENCED  HEREBY  HAS  NOT  BEEN
          REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND,
          ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: REPRESENTS THAT (1) IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS

          DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, (C) AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

          CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this

                      Indenture,   as  the  Global  Notes  or  Definitive  Notes
                      surrendered   upon  such   registration   of  transfer  or
                      exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                      Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                      Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All  certifications,  certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
                      Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such cancelled Notes to the Company. Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT


SECTION 3.01. NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

     No later than 10:00 A.M Eastern Standard Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

     (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at Company option prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                     Percentage

                  2002................................      104.813%
                  2003................................      103.208%
                  2004................................      101.604%
                  2005 and thereafter.................      100.000%

     (b) Notwithstanding the foregoing, during the first 36 months after the date of the Offering Memorandum, the Company may on any one or more occasions redeem an aggregate of up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company or a capital contribution to the Company's common equity of the net cash proceeds of a concurrent Public Equity Offering of common stock by the Company's direct parent; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     (c) Notwithstanding the foregoing, at any time on or prior to August 1, 2002, the Notes also may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may such redemption date occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

     Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS


SECTION 4.01. PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Standard Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar)

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



where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to each of the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Subsidiaries and, with respect to the annual information only, reports thereon by the Company's independent public accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such information and reports shall be filed with the SEC on or prior to the dates on which such filings would have been required to be made had the Company been subject to the rules and regulations of the SEC. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; provided, however, that if prior to the effectiveness of the Exchange Offer Registration Statement, the information that would be required to be filed in a Form 10-K, 10-Q or 8-K pursuant to this sentence is filed as part of the Exchange Offer Registration Statement, such filing shall be deemed to satisfy the requirements of this sentence; and, provided further, that the quarterly information required to be filed for the quarter ended June 30, 1997 shall not be required to be so filed until 90 days after the Closing Date (unless the Exchange Offer Registration Statement shall have already been filed, in which event such filing for the quarter ended June 30, 1997 shall not be required). The Company shall at all times comply with TIA ss. 314(a).

     (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

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




     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by a Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) or (vi) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its capital or from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock and other than as provided in clause (h) of the definition of Permitted Investments), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made by the Company or any of its Subsidiaries after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the

Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or Holdings held by any former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (v) does not exceed (A) $1.0 million in any calendar year and (B) $3.0 million in the aggregate since the date hereof; provided further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture; (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such option;
(vii) the payment by the Company of dividends to Holdings for the purpose of (A) permitting Holdings to satisfy federal, state and local income tax obligations to the extent such obligations are actually due and owing and are a direct result of the net income of the Company being included on a consolidated, combined or unitary income tax return filed by Holdings or otherwise being attributed to Holdings for tax purposes and (B) permitting Holdings to pay the necessary fees and expenses to maintain its corporate existence and good standing (which shall not exceed $500,000 per annum); provided that the amount of dividends described in this clause (vii) shall be excluded from the calculation of the amounts of Restricted Payments hereunder; and (viii) reasonable and customary directors' fees to the members of Holdings' or the Company's board of directors, provided that with respect to clauses (ii), (iii),
(v), (vi) and (vii) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary of the Company, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i)(x) pay dividends or make any other distributions to the Company or any of its respective Subsidiaries that are Guarantors (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its respective Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its respective Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) this Indenture, the Notes and the Credit Agreement as in effect on the date hereof, (b) applicable law,

(c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred, (d) restrictions of the nature described in clause (iii) above by reason of customary non-assignment, sub-letting and restriction on transfer provisions in contracts, agreements, and leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (g) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 and 4.12 hereof that limit the right of the debtor to dispose of assets securing such Indebtedness,
(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (i) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clause (a), (c) and (e) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of term Indebtedness, revolving credit Indebtedness and indebtedness under letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) under any Credit Facility (and the Guarantee thereof by the Guarantors); provided that, subject to clause (xii) below, the aggregate principal amount of all Indebtedness and letters of credit outstanding at any one time under all Credit Facilities after giving effect to such incurrence, does not exceed $50.0 million less the aggregate amount of all permanent repayments from Net Proceeds of Asset Sales or as stated amortization of a term loan, if applicable, optional or mandatory, of the principal of any Indebtedness under a Credit Facility (or any such Permitted Refinancing Indebtedness) that have been made since the date hereof; provided that such deduction will not exceed, in the aggregate, $25.0 million;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Guarantors of the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (iv), not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries that are Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture, (ii) if a Subsidiary of the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary's Subsidiary Guarantee and (iii)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and
     (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the issuance by a Subsidiary that is a Guarantor of preferred stock to the Company or to any of its Subsidiaries that are Guarantors; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or one of its Subsidiaries that are Guarantors or any subsequent transfer of such preferred stock to a Person other than the Company or any of its Subsidiaries that are Guarantors, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (vii).

          (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms hereof to be outstanding;

          (ix) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary, other than the guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition;

          (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (xi) the incurrence of Indebtedness by one of the Company's Subsidiaries evidenced by the promissory notes (the "Eagle Rock Notes") issued and issuable under the certain Lease Agreement date April 19, 1986, as amended by a Memorandum of Agreement dated February 26, 1993, between one of the Company's Subsidiaries (as successor in interest to DSD, Inc.) and 426 Eagle Rock Avenue Associates; or

          (xii) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xii), not to exceed $10.0 million; provided that such additional Indebtedness may be Senior Debt under any Credit Facility.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10. ASSET SALES.

     The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (which, in the case of any Asset Sale involving shares or assets having a fair market value in excess of $2.0 million, shall be determined in good faith by the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any Senior Debt of the Company or any Subsidiary of the Company that is assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability thereon and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay
Indebtedness under any Credit Facility (and to correspondingly permanently reduce the commitments with respect thereto; provided that the Company shall not be required to effect such permanent reductions from the Issue Date in excess of an aggregate of $25.0 million) or (b) to acquire or make a controlling Investment in or with respect to a Permitted Business or the acquisition of all or substantially all of the assets of a Permitted Business, or the making of a capital expenditure or the acquisition of other long-term assets in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited hereby. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds" from an Asset Sale. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth herein. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliated Transactions involving aggregate consideration in excess of $1.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliated Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing; provided that none of the following shall be deemed to be Affiliate Transactions: (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, as the case may be, (2) transactions between or among the Company and/or its Subsidiaries that are Guarantors, (3) Restricted Payments that are permitted by Section 4.07 hereof and payments made under the Eagle Rock Notes permitted by Section 4.09 hereof, (4) fees and compensation paid to members of the Board of Directors of the Company and of its Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary,
(5) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices; (6) management or similar fees payable to BRS or an Affiliate thereof (to the extent such fees do not, in the aggregate, exceed 2.0% of the actual Consolidated Cash Flow of the Company for the period in respect of which such fees are paid); (7) fees payable to BRS or its Affiliate under a transaction services agreement in effect on the date hereof; (8) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans and (9) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or of any such Subsidiary, shall not be deemed to be Affiliate Transactions.

SECTION 4.12. LIENS.

     The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13. BUSINESS ACTIVITIES.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14. CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment").

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15 but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. NO SENIOR SUBORDINATED DEBT.

     Notwithstanding the any other provision hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

SECTION 4.17. SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee if such fair market value exceeds $2.5 million) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof, if applicable.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

     The Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor.

SECTION 4.19. ADDITIONAL SUBSIDIARY GUARANTEES.

     If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date hereof, then such newly acquired or created Subsidiary shall (i) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Subsidiary will become a Guarantor under this Indenture and (ii) deliver an Opinion of Counsel to the effect, inter alia, that such supplemental indenture has been duly authorized and executed by such Subsidiary.

SECTION 4.20. PAYMENTS FOR CONSENT.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such merger, consolidation or sale of assets (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such merger, consolidation or sale of assets (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction no Default or Event of Default exists and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such merger, consolidation or sale of assets (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by Article 10 hereof);

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by Article 10 hereof);

          (c) the Company or any of its Subsidiaries fails to comply with any of the provisions of Section 5.01 hereof;

          (d) the Company or any of its Subsidiaries fails to comply with any of the provisions of Sections 4.07, 4.09, 4.10 and 4.15 for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more and such default shall not have been cured or acceleration rescinded within a five business day period;

          (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

          (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; or

                    (i) a court of  competent  jurisdiction  enters  an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

                    (i) except as permitted  herein,  any  Subsidiary  Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

SECTION 6.02. ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(h) or (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such other Indebtedness or (ii) five Business Days after receipt by the Company of written notice of such acceleration of the Notes. Upon any such declaration, the Notes shall become due and payable

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



immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after August 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1 of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

                  Year                                       Percentage

                  1997...................................      112.833%
                  1998...................................      111.229%
                  1999...................................      109.625%
                  2000...................................      108.021%
                  2001...................................      106.417%

SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the  Trustee,  its agents and  attorneys  for  amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any

Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following  shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;


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          (b) in the case of an election under Section 8.02 hereof,  the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall

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



be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any U.S dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



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                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of assets pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the

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



Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.


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SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02. CERTAIN DEFINITIONS.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt permitted hereunder the principal amount of which is $15.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Permitted Junior Securities" means (i) Equity Interests in the Company or any Guarantor which, to the extent received by any Holder in connection with any bankruptcy, reorganization,

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



insolvency or similar proceeding in which any Equity Interests are also exchanged for or distributed in respect of Senior Debt, are either common equity securities or are subordinated to all such Equity Interests so exchanged or distributed to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant hereto, and (ii) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant hereto.

     "Senior Debt" means (i) all Obligations from time to time outstanding under the Credit Agreement, including all Hedging Obligations with respect thereto and any Permitted Refinancing Indebtedness thereunder (and, for purposes of this Indenture, any such Senior Debt shall be considered to be outstanding whenever any loan commitment under the Credit Agreement is outstanding), (ii) any other Indebtedness of the Company or any Guarantor that is a Subsidiary of the Company that is permitted to be incurred by the Company or such Guarantor pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (iii) all Obligations of the Company or any Guarantor that is a Subsidiary of the Company with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) any Obligation of the Company to any Subsidiary of the Company or any of its Affiliates, (w) any liability for federal, state, local or other taxes owed or owing by the Company (other than such taxes owed or owing to the lenders under the Credit Agreement), (x) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including
Guarantees thereof or instruments evidencing such liabilities), (y) any Obligations in respect of Capital Stock of the Company or (z) that portion of the principal amount of any Indebtedness (and any obligations with respect to such incremental principal amount) which at the time of incurrence is incurred in violation of this Indenture.

     A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 10.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

           (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior
      Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

           (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
      8.01 hereof), as their interests may appear.


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



     If a distribution is made to holder of the Notes that, due to the subordination provisions, should not have been made to them, such holder shall be required to hold such distribution in trust for the holders of Senior Debt and pay it over to them (pursuant to such written instructions as the holders of Senior Debt or a representative on their behalf may provide to such holders of the Notes) as their interests may appear.

SECTION 10.04. DEFAULT ON DESIGNATED SENIOR DEBT.

     The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash and Cash Equivalents if:

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof, which notice states it is a Payment Blockage Notice under this Indenture. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (1) the date upon which the default is cured or waived, or

          (2) in the case of a default referred to in Section 10.04(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.05. ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.04 hereof, such payment shall be

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



held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07. NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.08. SUBROGATION.

     After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.09. RELATIVE RIGHTS.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

           (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

           (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

           (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

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     If the Company  fails  because of this  Article 10 to pay  principal  of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.


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SECTION 10.14. AMENDMENTS.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

SECTION 10.15. CONTINUED EFFECTIVENESS.

     The terms of this Indenture, the subordination effected hereby, and the rights and other obligations of the Holders of the Notes of the holders of Senior Debt arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Credit Agreement (to the extent not prohibited by this Indenture); (ii) the validity and enforceability of any of such documents; or
(iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Obligations evidenced by the Notes or any of the instruments or documents referred to in clause (i) above. Each Holder of Notes hereby acknowledges that the provisions of this Indenture are intended to be enforceable at all times, whether before the commencement of, in connection with or premised on the occurrence of a Proceeding.

SECTION 10.16. NO CONTEST; NO SECURITY.

     The Holders of the Notes agree that they will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Credit Agreement or the security interest securing the Credit Agreement. The Holders of the Notes shall not accept any collateral as security for the Obligations in respect of the Notes at any time.

SECTION 10.17. CUMULATIVE RIGHTS; NO WAIVERS.

     Subject to Section 10.15, each and every right, remedy and power granted to the Representative for the Credit Agreement or the holders of Senior Debt hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Representative for the Credit Agreement or the holders of Senior Debt, from time to time, concurrently or independently and as often and in such order as such Representative or the holders of Senior Debt may deem expedient (subject to the limits provided in Section 10.04 with respect to payment blockages). Any failure or delay on the part of the Representative for the Credit Agreement or the holders of Senior Debt in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of such
Representative or the holders of Senior Debt thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Representative for the Credit Agreement or the holders of Senior Debt hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

SECTION 10.18. TRUSTEE.

     Any Representative for the Credit Agreement shall be entitled to send any notices required or permitted to be delivered to the Holders of the Notes to the Trustee on behalf of such holders and any such notice so delivered to the Trustee shall be deemed to have been delivered to all Holders of Notes.



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                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

SECTION 11.01. SUBSIDIARY GUARANTEE.

     Subject to Section 11.05 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.


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SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

     To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit E hereto shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

     Each  Guarantor  hereby agrees that its  Subsidiary  Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

     (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

     (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell all or substantially all of its assets to, another corporation, Person or entity whether or not affiliated with such Guarantor unless, other than with respect to a merger or sale of assets between a Guarantor and another Guarantor or a merger between a Guarantor and the Company, (i) subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such merger or consolidation, or to which such sale of assets shall have been made (if other than such Guarantor) assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture substantially in the form of Exhibit F hereto, under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such merger or consolidation or to which such sale of assets shall have been made, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof or (b) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period.

     Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor and (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for purpose of reincorporating such Guarantor in another State of the United States; provided that such merged entity continues to be a Guarantor.


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



     (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit F hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of
Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.

     In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all of the capital stock of any Guarantor then such Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (i) the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05. LIMITATION ON GUARANTOR LIABILITY.

     For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.06. TRUSTEE TO INCLUDE PAYING AGENT.


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     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.07. SUBORDINATION OF SUBSIDIARY GUARANTEE.

     The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt. For the purposes of the foregoing sentence, the Trustee and the Holders of Notes shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof. In the event that the Trustee or any Holder shall have received any Guarantor payment that is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash or Cash Equivalents.

     Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.07, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Consistent with the subordination of the Subsidiary Guarantees, for purposes of any applicable fraudulent transfer or similar laws, Indebtedness incurred under any Credit Facility will be deemed to have been incurred prior to the incurrence by any Guarantor of its liability under its Subsidiary Guarantee.


                            ARTICLE 12 MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:


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



                B&G Foods, Inc.
                426 Eagle Rock Avenue
                Roseland, New Jersey 07068
                Telecopier No.: (201) 228-7461
                Attention: Chief Financial Officer

           With a copy to:

                Dechert Price & Rhoads
                30 Rockefeller Plaza
                New York, New York
                Telecopier No.: (212) 698-3599
                Attention: Glyndwr P. Lobo

           If to the Trustee:

                The Bank of New York
                101 Barclay Street
                Floor 21 West
                New York, New York  10286
                Telecopier No.: (212) 815-5915
                Attention: Corporate Trust Administration

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION  12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.


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



     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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




SECTION 12.08. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.



                           [Signatures Page(s) Follow]

                                  SIGNATURES

Dated as of August 11, 1997


                                  B&G FOODS, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  BGH HOLDINGS, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  RWBV ACQUISITION CORP.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  BRH HOLDINGS, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  BLOCH & GUGGENHEIMER, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President

                                  ROSELAND DISTRIBUTION COMPANY

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  BURNS & RICKER, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  ROSELAND MANUFACTURING, INC.

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  RWBV BRANDS COMPANY

                                  By: /s/ David Wenner
                                     -------------------------------------------
                                     Name:  David Wenner
                                     Title: President



                                  THE BANK OF NEW YORK

                                  By: /s/ Walter Gitlan
                                     -------------------------------------------
                                     Name:  Walter Gitlan
                                     Title: Vice President

                                   EXHIBIT A-1
                                 (Face of Note)
================================================================================



                                                         CUSIP/CINS ____________

         9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2007


No.                                                               $
   ---                                                             -------------


                                 B&G FOODS, INC.


         promises to pay to        CEDE & Co.
                                   ------------------------

         or registered assigns,

         the principal sum of
                                   ------------------------

         Dollars on August 1, 2007.

         Interest Payment Dates:  February 1, and August 1

         Record Dates:  January 15, and July 15




                                          B&G FOODS, INC.


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:                                          Dated:                  ,    , 1997
   -------------------------                        -----------------  ---
================================================================================


                                      A1-1

                                 (Back of Note)

         9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2007


[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. B&G Foods, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9-5/8% per annum from August 11, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


                                      A1-2

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 11, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $120.0 million in aggregate principal amount.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes shall not be redeemable at Company option prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                    Percentage

                  2002................................      104.813%
                  2003................................      103.208%
                  2004................................      101.604%
                  2005 and thereafter.................      100.000%

     (b) Notwithstanding the foregoing, during the first 36 months after the date of the Offering Memorandum, the Company may on any one or more occasions redeem an aggregate of up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company or a capital contribution to the Company's common equity of the net cash proceeds of a concurrent Public Equity Offering of common stock by the Company's direct parent; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     (c) Notwithstanding the foregoing, at any time on or prior to August 1, 2002, the Notes also may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may such redemption date occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                      A1-3

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the

                                      A1-4

Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by Article 10 of the Indenture); (b) default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company or any of its Subsidiaries to comply with any of the provisions of Section 5.01 of the Indenture; (d) failure by the
Company or any of its Subsidiaries to comply with any of the provisions of Sections 4.07, 4.09, 4.10 and 4.15 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more and such default shall not have been cured or acceleration rescinded within a five business day period; (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; or (i) except as permitted in the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such other Indebtedness or (ii) five Business Days after receipt by the Company of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice

                                      A1-5
is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 11, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                B&G Foods, Inc.
                426 Eagle Rock Avenue
                Roseland, New Jersey 07068
                Telecopier No.: (201) 228-7461
                Attention: Chief Financial Officer


                                      A1-6

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     -----------------------

                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)


                                          SIGNATURE GUARANTEE


                                          --------------------------------------
                                          Signatures  must be  guaranteed  by an
                                          "eligible    guarantor    institution"
                                          meeting   the   requirements   of  the
                                          Registrar,  which requirements include
                                          membership  or  participation  in  the
                                          Security   Transfer  Agent   Medallion
                                          Program   ("STAMP")   or  such   other
                                          "signature  guarantee  program" as may
                                          be  determined  by  the  Registrar  in
                                          addition to, or in  substitution  for,
                                          STAMP,  all  in  accordance  with  the
                                          Securities  Exchange  Act of 1934,  as
                                          amended.




                                      A1-7

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

     [  ]  Section 4.10                     [  ]  Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $-----------


Date:
     --------------------------
                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                                          Tax Identification No.:
                                                                 ---------------

                                          SIGNATURE GUARANTEE


                                          --------------------------------------
                                          Signatures  must be  guaranteed  by an
                                          "eligible    guarantor    institution"
                                          meeting   the   requirements   of  the
                                          Registrar,  which requirements include
                                          membership  or  participation  in  the
                                          Security   Transfer  Agent   Medallion
                                          Program   ("STAMP")   or  such   other
                                          "signature  guarantee  program" as may
                                          be  determined  by  the  Registrar  in
                                          addition to, or in  substitution  for,
                                          STAMP,  all  in  accordance  with  the
                                          Securities  Exchange  Act of 1934,  as
                                          amended.



                                      A1-8

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                             Principal Amount of         Signature of
                         Amount of decrease in     Amount of increase in      this Global Note       authorized officer of
                          Principal Amount of    Principal Amount of       following such decrease      Trustee or Note
   Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
----------------------  -----------------------  ------------------------ ------------------------  ----------------------







--------
1 This should be included only if the Debenture is issued in global form.

                                      A1-9

                                   EXHIBIT A-2
                  (Face of Regulation S Temporary Global Note)
================================================================================


                                                            CUSIP/CINS U07409AA0

         9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2007


No.                                                               $
   ---                                                             -------------


                                 B&G FOODS, INC.


         promises to pay to        CEDE & Co.
                                   ------------------------

         or registered assigns,

         the principal sum of
                                   ------------------------

         Dollars on August 1, 2007.

         Interest Payment Dates:  February 1, and August 1

         Record Dates:  January 15, and July 15




                                          B&G FOODS, INC.


                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

                                          By:
                                             -------------------------------
                                             Name:
                                             Title:


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:                                          Dated:                  ,    , 1997
   -------------------------                        -----------------  ---
================================================================================

                                      A2-1

                  (Back of Regulation S Temporary Global Note)

         9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2007

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

                                      A2-2

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. B&G Foods, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9-5/8% per annum from August 11, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 11, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are

                                      A2-3
referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $120.0 million in aggregate principal amount.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes shall not be redeemable at Company option prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                    Percentage

                  2002................................      104.813%
                  2003................................      103.208%
                  2004................................      101.604%
                  2005 and thereafter.................      100.000%

     (b) Notwithstanding the foregoing, during the first 36 months after the date of the Offering Memorandum, the Company may on any one or more occasions redeem an aggregate of up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company or a capital contribution to the Company's common equity of the net cash proceeds of a concurrent Public Equity Offering of common stock by the Company's direct parent; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     (c) Notwithstanding the foregoing, at any time on or prior to August 1, 2002, the Notes also may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may such redemption date occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                      A2-4

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                                      A2-5

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (a) default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by Article 10 of the Indenture); (b) default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company or any of its Subsidiaries to comply with any of the provisions of Section 5.01 of the Indenture; (d) failure by the
Company or any of its Subsidiaries to comply with any of the provisions of Sections 4.07, 4.09, 4.10 and 4.15 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more and such default shall not have been cured or acceleration rescinded within a five business day period; (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; or (i) except as permitted in the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of
Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such other

                                      A2-6

Indebtedness or (ii) five Business Days after receipt by the Company of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, ma y make loans to, accept deposits from, and perform services for the Company or its Affiliates, and m ay otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and rel ease are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 11, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                      A2-7

                B&G Foods, Inc.
                426 Eagle Rock Avenue
                Roseland, New Jersey 07068
                Telecopier No.: (201) 228-7461
                Attention: Chief Financial Officer


                                      A2-8

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     -----------------------

                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)


                                          SIGNATURE GUARANTEE


                                          --------------------------------------
                                          Signatures  must be  guaranteed  by an
                                          "eligible    guarantor    institution"
                                          meeting   the   requirements   of  the
                                          Registrar,  which requirements include
                                          membership  or  participation  in  the
                                          Security   Transfer  Agent   Medallion
                                          Program   ("STAMP")   or  such   other
                                          "signature  guarantee  program" as may
                                          be  determined  by  the  Registrar  in
                                          addition to, or in  substitution  for,
                                          STAMP,  all  in  accordance  with  the
                                          Securities  Exchange  Act of 1934,  as
                                          amended.




                                      A2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

     [  ]  Section 4.10                     [  ]  Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $-----------


Date:
     --------------------------
                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                                          Tax Identification No.:
                                                                 ---------------

                                          SIGNATURE GUARANTEE


                                          --------------------------------------
                                          Signatures  must be  guaranteed  by an
                                          "eligible    guarantor    institution"
                                          meeting   the   requirements   of  the
                                          Registrar,  which requirements include
                                          membership  or  participation  in  the
                                          Security   Transfer  Agent   Medallion
                                          Program   ("STAMP")   or  such   other
                                          "signature  guarantee  program" as may
                                          be  determined  by  the  Registrar  in
                                          addition to, or in  substitution  for,
                                          STAMP,  all  in  accordance  with  the
                                          Securities  Exchange  Act of 1934,  as
                                          amended.



                                      A2-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                             Principal Amount of         Signature of
                         Amount of decrease in    Amount of increase in       this Global Note       authorized officer of
                          Principal Amount of      Principal Amount of     following such decrease      Trustee or Note
   Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
----------------------   ---------------------    ---------------------    -----------------------   ---------------------








                                      A2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

B&G Foods, Inc.
426 Eagle Rock Avenue
Roseland, New Jersey 07068

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re: 9-5/8% Senior Subordinated Notes due 2007
                      -----------------------------------------

     Reference is hereby made to the Indenture, dated as of August 11, 1997 (the "Indenture"), between B&G Foods, Inc., as issuer (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, BRH Holdings, Inc. a Delaware corporation, Bloch & Guggenheimer, Inc., a
Delaware corporation, Roseland Distribution Company, a Delaware corporation, Burns & Ricker, Inc., a Delaware corporation, Roseland Manufacturing, Inc., a Delaware corporation, and RWBV Brands Company, a Delaware corporation (collectively, as the "Guarantors") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial
Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             -----------------------------
                                             [Insert Name of Transferor]


                                             By:
                                                --------------------------
                                                Name:
                                                Title:

Dated:                  ,
      ------------------ ----

                       ANNEX A TO CERTIFICATE OF TRANSFER


1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) [ ] a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP ), or

          (ii)  [ ] Regulation S Global Note (CUSIP ), or

          (iii) [ ] IAI Global Note (CUSIP ); or

     (b) [ ] a Restricted Definitive Note.


2. After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a) [ ] a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP ), or

          (ii)  [ ] Regulation S Global Note (CUSIP ), or

          (iii) [ ] IAI Global Note (CUSIP ); or

          (iv)  [ ] Unrestricted Global Note (CUSIP ); or

     (b) [ ] a Restricted Definitive Note; or

     (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


B&G Foods, Inc.
426 Eagle Rock Avenue
Roseland, New Jersey 07068

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286


                  Re: 9-5/8% Senior Subordinated Notes due 2007
                      -----------------------------------------

                                  (CUSIP            )
                                        ------------

     Reference is hereby made to the Indenture, dated as of August 11, 1997 (the "Indenture"), between B&G Foods, Inc., as issuer (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, BRH Holdings, Inc. a Delaware corporation, Bloch & Guggenheimer, Inc., a
Delaware corporation, Roseland Distribution Company, a Delaware corporation, Burns & Ricker, Inc., a Delaware corporation, Roseland Manufacturing, Inc., a Delaware corporation, and RWBV Brands Company, a Delaware corporation (collectively, as the "Guarantors") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive

Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.




                                              [Insert Name of Owner]


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Dated:                  ,
      ------------------ ---

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


B&G Foods, Inc.
426 Eagle Rock Avenue
Roseland, New Jersey 07068

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re: 9-5/8% Senior Subordinated Notes due 2007
                      -----------------------------------------

     Reference is hereby made to the Indenture, dated as of August 11, 1997 (the "Indenture"), between B&G Foods, Inc., as issuer (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, BRH Holdings, Inc. a Delaware corporation, Bloch & Guggenheimer, Inc., a
Delaware corporation, Roseland Distribution Company, a Delaware corporation, Burns & Ricker, Inc., a Delaware corporation, Roseland Manufacturing, Inc., a Delaware corporation, and RWBV Brands Company, a Delaware corporation (collectively, as the "Guarantors") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a) [ ] a  beneficial  interest in a Global  Note,  or

     (b) [ ] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




                                        ------------------------------------
                                        [Insert Name of Accredited Investor]


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

Dated:                  ,
      ------------------ ----

                                                                       EXHIBIT E

                          FORM OF SUBSIDIARY GUARANTEE

     Subject to Section 11.05 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

     Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such

Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantors to contribution from other Guarantors and any other rights such Guarantors may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


Dated:  August 11, 1997.

                                             B&G FOODS, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             [NEW GUARANTOR]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BGH HOLDINGS, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             RWBV ACQUISITION CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             BRH HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BLOCH & GUGGENHEIMER, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             ROSELAND DISTRIBUTION COMPANY

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BURNS & RICKER, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             ROSELAND MANUFACTURING, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             RWBV BRANDS COMPANY

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE



     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, ____ among B&G Foods, Inc., a Delaware corporation (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, BRH Holdings, Inc. a Delaware corporation, Bloch & Guggenheimer, Inc., a Delaware corporation, Roseland Distribution Company, a Delaware corporation, Burns & Ricker, Inc., a Delaware corporation, Roseland Manufacturing, Inc., a Delaware corporation, and RWBV Brands Company, a Delaware corporation (collectively, the "Guarantors"), [New Guarantor] (the "New Guarantor"), a subsidiary of the Company and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 11, 1997, providing for the issuance of an aggregate principal amount of $120,000,000 of 9-5/8% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, Article 11 of the Indenture provides that under certain circumstances the Company may or must cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated: ________________

                                            B&G FOODS, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           [NEW GUARANTOR]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           BGH HOLDINGS, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           RWBV ACQUISITION CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           BRH HOLDINGS, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                           BLOCK & GUGGENHEIMER, INC.

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           ROSELAND DISTRIBUTION COMPANY

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           BURNS & RICKER, INC.

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           ROSELAND MANUFACTURING, INC.

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           RWBV BRANDS COMPANY

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

THE BANK OF NEW YORK
    as Trustee


By:
   -------------------------
   Name:
   Title: